UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 25, 2021

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

25 Hendrix Road, Suite A,

West Henrietta, New York 14586

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.001	VUZI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2021, Vuzix Corporation (the “Company”) entered into an underwriting agreement with BTIG, LLC, as representative of the underwriters identified therein (the “underwriters”), pursuant to which the Company agreed to issue and sell to the underwriters, in an underwritten public offering 4,146,342 shares of common stock, at a public offering price of $20.50 per share (the “Offering”), less underwriting discounts and commissions. The Company has also granted to the underwriters a 30-day option to purchase up to 621,951 additional shares of common stock to cover over-allotments, if any. The Company expects to receive approximately $85 million in gross proceeds from the Offering, before deducting underwriting discounts and commissions and estimated offering expenses. The shares are being offered and sold pursuant to the Company’s effective registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-252673), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 9, 2021, and the base prospectus included therein, as supplemented by the preliminary prospectus supplement filed with the SEC on March 25, 2021, and the final prospectus supplement expected to be filed with the SEC on or about March 26, 2021. The Offering is expected to close on or about March 30, 2021, subject to satisfaction of customary closing conditions. The Company intends to use net proceeds from the Offering for general corporate purposes, including working capital to accelerate the building of finished goods inventory to address increasing customer demand, new technology development, new product development, purchases of technology, expansion of the Company’s software offerings, and possible related acquisitions of other firms.

The underwriting agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the underwriter, including for liabilities under the Securities Act of 1933, as amended, and termination and other provisions customary for transactions of this nature. All of the Company’s executive officers and directors have also agreed not to sell or transfer any securities of the Company held by them for a period of 90 days from March 25, 2021, subject to limited exceptions.

The above description of the underwriting agreement is qualified in its entirety by the underwriting agreement, which is attached to this report as Exhibit 1.1 and which is incorporated by reference into the Registration Statement.

Sichenzia Ross Ference LLP, counsel to the Company, has issued an opinion to the Company regarding the validity of the securities to be issued in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this report. The Company does not intend to revise or update any forward-looking statement in this report to reflect events or circumstances arising after the date hereof, except as may be required by law.

Item 8.01 Other Events.

On March 26, 2021, the Company issued a press release regarding the pricing of the underwritten public offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit No.

1.1	Underwriting Agreement, dated March 25, 2021, between Vuzix Corporation and BTIG, LLC
5.1	Opinion of Sichenzia Ross Ference LLP
23.1	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2021	VUZIX CORPORATION

	By:	/s/ Grant Russell
Grant Russell Chief Financial Officer